                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement         [_] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e) (2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           THERMO POWER CORPORATION
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                           THERMO POWER CORPORATION
                  ------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------------

    (5) Total fee paid:

        ----------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ----------------------------------------------------------------------

    (3) Filing Party:

        ----------------------------------------------------------------------

    (4) Date Filed:

        ----------------------------------------------------------------------

                   THERMO POWER CORPORATION
                   81 Wyman Street, Post Office Box 9046, Waltham, MA 02254-9046


                                                                January 21, 1998

Dear Stockholder:

     The enclosed Notice calls the 1998 Annual Meeting of the Stockholders of Thermo Power Corporation. I respectfully request all Stockholders to attend this meeting, if possible.

     Our Annual Report for the fiscal year ended September 27, 1997, is enclosed. I hope you will read it carefully. Feel free to forward any questions you may have if you are unable to be present at the meeting.

     Enclosed with this letter is a proxy authorizing three officers of the Corporation to vote your shares for you if you do not attend the meeting. Whether or not you are able to attend the meeting, I urge you to complete your proxy and return it to our transfer agent, American Stock Transfer and Trust Company, in the enclosed addressed, postage-paid envelope, as a quorum of the Stockholders must be present at the meeting, either in person or by proxy.

     I would appreciate your immediate attention to the mailing of this proxy.

                                         Yours very truly,



                                         J. TIMOTHY CORCORAN
                                         President and Chief Executive Officer

                   THERMO POWER CORPORATION
                   81 Wyman Street, Post Office Box 9046, Waltham, MA 02254-9046


                                                                January 21, 1998

To the Holders of the Common Stock of
  THERMO POWER CORPORATION

                           NOTICE OF ANNUAL MEETING

     The 1998 Annual Meeting of the Stockholders of Thermo Power Corporation (the "Corporation") will be held on Friday, March 13, 1998 at 10:00 a.m. at the executive offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02254. The purpose of the meeting is to consider and take action upon the following matters:

     1.    Election of six directors.

     2. Such other business as may properly be brought before the meeting and any adjournment thereof.

     The transfer books of the Corporation will not be closed prior to the meeting, but, pursuant to appropriate action by the board of directors, the record date for the determination of the Stockholders entitled to receive notice of and to vote at the meeting is January 14, 1998.

     The by-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented by proxy at the meeting in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the meeting regardless of the number of shares you may hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

     This notice, the proxy and proxy statement enclosed herewith are sent to you by order of the board of directors.


                                            SANDRA L. LAMBERT
                                                  Clerk

                                PROXY STATEMENT

     The enclosed proxy is solicited by the board of directors of Thermo Power Corporation (the "Corporation") for use at the 1998 Annual Meeting of the Stockholders (the "Meeting") to be held on Friday, March 13, 1998 at 10:00 a.m. at the executive offices of the Corporation, 81 Wyman Street, Waltham, Massachusetts, 02254, and any adjournment thereof. The mailing address of the executive offices of the Corporation is 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02254-9046. This proxy statement and the enclosed proxy were first furnished to Stockholders of the Corporation on or about January 23, 1998.

                               VOTING PROCEDURES

     The board of directors intends to present to the Meeting the election of six directors, constituting the entire board of directors.

     The representation in person or by proxy of a majority of the outstanding shares of the common stock of the Corporation, $.10 par value ("Common Stock"), entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the Stockholder is present in person or is represented by returning a properly signed proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

     Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the management nominees for directors and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the Meeting.

     In order to be elected a director, a nominee must receive the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election. Withholding authority to vote for a nominee for director will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the nominee or a proposal. Broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

     A Stockholder who returns a proxy may revoke it at any time before the Stockholder's shares are voted at the Meeting by written notice to the clerk of the Corporation received prior to the Meeting, by executing and returning a later-dated proxy or by voting by ballot at the Meeting.

     The outstanding stock of the Corporation entitled to vote (excluding shares held in treasury by the Corporation) as of January 14, 1998, consisted of 11,936,623 shares of Common Stock. Only Stockholders of record at the close of business on January 14, 1998, are entitled to vote at the Meeting. Each share is entitled to one vote.

                               -- PROPOSAL 1 --

                             ELECTION OF DIRECTORS

     Six directors are to be elected at the Meeting, each to hold office until his successor is chosen and qualified or until his earlier resignation, death or removal.

Nominees for Directors

     Set forth below are the names of the persons nominated as directors, their ages, their offices in the Corporation, if any, their principal occupation or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships. Information regarding their beneficial ownership of the Corporation's Common Stock and of the common stock of its majority owned subsidiary, ThermoLyte Corporation, and of its parent corporation, Thermo Electron Corporation ("Thermo Electron"), a provider of diversified products and services for the biomedical, instrument and environmental markets, is reported under the caption "Stock Ownership." All of the nominees are currently directors of the Corporation.

--------------------------------------------------------------------------------
Marshall J. Armstrong        Mr. Armstrong, 62, has been a director of the
                             Corporation since December 1990.  He also served
                             as the Corporation's chairman from December 1990
                             to December 1996, its chief executive officer from
                             April 1991 to October 1996, and its president from
                             November 1992 to April 1995.  Mr. Armstrong has
                             been senior vice president, government affairs, of
                             Thermo Electron since March 1997 and was a vice
                             president of Thermo Electron from 1986 until his
                             promotion. He is also a director of SatCon
                             Technology Corporation and Thermo Sentron Inc.
--------------------------------------------------------------------------------
J. Timothy Corcoran          Mr. Corcoran, 51, has been a director of the
                             Corporation since October 1996, when he was also
                             named the Corporation's chief executive officer.
                             He also serves as the Corporation's president, a
                             position he has held since April 1995.  From
                             November 1992 to April 1995, Mr. Corcoran was a
                             vice president of the Corporation, and he has been
                             president of the Corporation's FES Division since
                             June 1990.  Mr. Corcoran has also served as the
                             chairman and chief executive officer of the
                             Corporation's majority owned subsidiary,
                             ThermoLyte Corporation, since December 1996 and
                             February 1995, respectively.
--------------------------------------------------------------------------------
Peter O. Crisp               Mr. Crisp, 65, has been a director of the
                             Corporation since 1985.   Mr. Crisp was a general
                             partner of Venrock Associates, a venture capital
                             investment firm, for over five years until his
                             retirement in September 1997.  Mr. Crisp is also a
                             director of American Superconductor Corporation,
                             Evans & Sutherland Computer Corporation,
                             Thermedics Inc., Thermo Electron, ThermoTrex
                             Corporation and United States Trust Corporation.
--------------------------------------------------------------------------------
John N. Hatsopoulos          Mr. Hatsopoulos, 63, has been a director of the
                             Corporation since 1990, its chief financial
                             officer since 1988, and a senior vice president
                             since 1997.  From 1989 until 1997, he also served
                             as a vice president of the Corporation.  Mr.
                             Hatsopoulos has been the president of Thermo
                             Electron since January 1997, and its chief
                             financial officer since 1988.  Prior to being
                             named president of Thermo Electron, Mr.
                             Hatsopoulos served as an executive vice president,
                             a position he had held since 1986. Mr. Hatsopoulos
                             is also a director of LOIS/USA Inc., Thermo
                             Electron, Thermedics Inc., Thermedics Detection
                             Inc., Thermo Ecotek Corporation, Thermo Fibertek
                             Inc., Thermo Instrument Systems Inc., Thermo
                             TerraTech Inc. and Thermo Vision Corporation.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Donald E. Noble              Mr. Noble, 82, has been a director of the
                             Corporation since 1990.  For more than 20 years,
                             from 1959 to 1980, Mr. Noble served as the chief
                             executive officer of Rubbermaid Incorporated,
                             first with the title of president and then as
                             chairman of the board.  Mr. Noble is also a
                             director of Thermo Electron, Thermo Fibertek Inc.,
                             Thermo Sentron Inc. and Thermo TerraTech Inc.
--------------------------------------------------------------------------------
Arvin H. Smith               Mr. Smith, 68, has been a director and chairman of
                             the board of the Corporation since December 1996.
                             Mr. Smith has been an executive vice president of
                             Thermo Electron since 1991 and was a senior vice
                             president of that company from 1986 to 1991.  He
                             is also the chairman of the board of Thermo
                             Instrument Systems Inc., a majority owned
                             subsidiary of Thermo Electron, and was its chief
                             executive officer and president from 1986 to
                             January 1998 and  March 1997, respectively.  Mr.
                             Smith is also a director of Metrika Systems
                             Corporation, Thermo BioAnalysis Corporation,
                             Thermo Instrument Systems Inc., Thermo Optek
                             Corporation, ThermoQuest Corporation,
                             ThermoSpectra Corporation and Thermo Vision
                             Corporation.
--------------------------------------------------------------------------------

Committees of the Board of Directors and Meetings

     The board of directors has established an audit committee and a human resources committee, each consisting solely of outside directors. The present members of the audit committee are Mr. Crisp (Chairman) and Mr. Noble. The audit committee reviews the scope of the audit with the Corporation's independent public accountants and meets with them for the purpose of reviewing the results of the audit subsequent to its completion. The present members of the human resources committee are Mr. Noble (Chairman) and Mr. Crisp. The human resources committee reviews the performance of senior members of management, recommends executive compensation and administers the Corporation's stock option and other stock-based compensation plans. The Corporation does not have a nominating committee of the board of directors. The board of directors met five times, the audit committee met twice and the human resources committee met four times during fiscal 1997. Each director attended at least 75% of all meetings of the board of directors and committees on which he served held during the fiscal year.

Compensation of Directors

     Cash Compensation

     Directors who are not employees of the Corporation, of Thermo Electron or of any other companies affiliated with Thermo Electron (also referred to as "outside directors") receive an annual retainer of $4,000 and a fee of $1,000 per day for attending regular meetings of the board of directors and $500 per day for participating in meetings of the board of directors held by means of conference telephone and for participating in certain meetings of committees of
the board of directors.   Payment of outside directors' fees is made quarterly.
Mr. Armstrong, Mr. Corcoran, Mr. J. Hatsopoulos and Mr. Smith are all employees of Thermo Electron and do not receive any cash compensation from the Corporation for their services as directors. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings.

     Deferred Compensation Plan for Directors

     Under the Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"), a director has the right to defer receipt of his cash fees until he ceases to serve as a director, dies or retires from his principal occupation. In the event of a change in control or proposed change in control of the Corporation that is not approved by the board of directors, deferred amounts become payable immediately. Either of the following is deemed to be a change of control: (a) the acquisition, without the prior approval of the board of directors, director or indirectly, by any person of 50% or more of the outstanding Common Stock or 25% or more of the outstanding common stock of Thermo Electron; or (b) the failure of the persons serving on the board of directors immediately prior to any contested election of directors or any exchange offer or tender offer for the Common Stock or the common stock of Thermo Electron to constitute a majority of the board of directors at any time within two years following any such event. Amounts deferred pursuant to the Deferred Compensation Plan are valued at the end of each quarter as units of the Corporation's Common Stock. When payable, amounts deferred may be disbursed solely in shares of Common Stock accumulated under the Deferred Compensation Plan. A total of 50,000 shares of Common Stock have been reserved for issuance under the Deferred Compensation Plan. As of November 28, 1997, deferred units equal to 25,657.75 shares of Common Stock were accumulated under the Deferred Compensation Plan.

     Directors Stock Option Plan

     The Corporation's directors stock option plan (the "Directors Plan") provides for the grant of stock options to purchase shares of Common Stock to outside directors as additional compensation for their service as directors. Under the Directors Plan, outside directors are automatically granted options to purchase 1,000 shares of the Common Stock annually. In addition, the Directors Plan provides for the automatic grant every five years of options to purchase 1,500 shares of the common stock of a majority-owned subsidiary of the Corporation that is "spun out" to outside investors.

     Pursuant to the Directors Plan, outside directors receive an annual grant of options to purchase 1,000 shares of Common Stock at the close of business on the date of each Annual Meeting of the Stockholders of the Corporation. Options evidencing annual grants may be exercised at any time from and after the six-month anniversary of the grant date of the option and prior to the expiration of the option on the third anniversary of the grant date. Shares acquired upon exercise of the options would be subject to repurchase by the Corporation at the exercise price if the recipient ceased to serve as a director of the Corporation or any other Thermo Electron company prior to the first anniversary of the grant date.

     In addition, under the Directors Plan, outside directors are automatically granted options to purchase 1,500 shares of common stock of each majority-owned subsidiary of the Corporation that is "spun out" to outside investors. The grant occurs at the close of business on the date of the first Annual Meeting of the Stockholders next following the subsidiary's spinout, which is the first to occur of either an initial public offering of the subsidiary's common stock or a sale of such stock to third parties in an arms-length transaction. The options granted vest and become exercisable on the fourth anniversary of the date of grant, unless prior to such date the subsidiary's common stock is registered under Section 12 of the Securities Exchange Act 1934, as amended ("Section 12 Registration"). In the event that the effective date of Section 12 Registration occurs before the fourth anniversary of the grant date, the options will become immediately exercisable and the shares acquired upon exercise will be subject to restrictions on transfer and the right of the Corporation to repurchase such shares at the exercise price in the event the director ceases to serve as a director of the Corporation or another Thermo Electron company. In the event of
Section 12 Registration, the restrictions and repurchase rights shall lapse or be deemed to lapse at the rate of 25% per year, starting with the first anniversary of the grant date. These options expire after five years. The outside directors were each granted options to purchase 1,500 shares of the common stock of ThermoLyte Corporation in connection with the spinout of that entity in March 1995.

     The exercise price for options granted under the Directors Plan is the average of the closing prices of the common stock as reported on the American Stock Exchange (or other principal market on which the common stock is then traded) for the five trading days immediately preceding and including the date of grant, or, if the shares are not then traded, at the last price per share paid by third parties in an arms-length transaction prior to the option grant. As of November 28, 1997, options to purchase 16,800 shares of Common Stock had been granted and were outstanding under the Directors Plan, options to purchase 5,800 shares of Common Stock had lapsed, no options had been exercised, and options to purchase 8,200 shares of Common Stock were reserved and available for grant.

Stock Ownership Policies for Directors

     During fiscal 1996, the human resources committee of the board of directors (the "Committee") established a stock holding policy for directors. The stock holding policy requires each director to hold a minimum of 1,000 shares of Common Stock. Directors are requested to achieve this ownership level by the 1998 Annual Meeting of the Stockholders. Directors who are also executive officers of the Corporation are required to comply with a separate stock holding policy established by the Committee in fiscal 1996, which is described in the Committee Report on Executive Compensation - Stock Ownership Policies.

     In addition, the Committee adopted a policy requiring directors to hold a certain number of shares of the Corporation's Common Stock acquired upon the exercise of stock options. Under this policy, directors are required to hold shares of Common Stock equal to one-half of their net option exercises over a period of five years. The net option exercise is determined by calculating the number of shares acquired upon exercise of a stock option, after deducting the number of shares that could have been traded to exercise the option and the number of shares that could have been surrendered to satisfy tax withholding obligations attributable to the exercise of the option. This policy is also applicable to executive officers and is described in the Committee Report on Executive Compensation - Stock Ownership Policies.

                                STOCK OWNERSHIP

     The following table sets forth the beneficial ownership of Common Stock, as well as the common stock of Thermo Electron and ThermoLyte Corporation ("ThermoLyte"), a majority-owned subsidiary of the Corporation, as of November 28, 1997, with respect to (i) each person who was known by the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer named in the summary compensation table under the heading "Executive Compensation" and (iv) all directors and executive officers as a group.

     While certain directors and executive officers of the Corporation are also directors and executive officers of Thermo Electron or its subsidiaries other than the Corporation, all such persons disclaim beneficial ownership of the shares of Common Stock beneficially owned by Thermo Electron.

                                        Thermo Power      Thermo Electron     ThermoLyte
            Name (1)                  Corporation (2)     Corporation (3)    Corporation (4)
            --------                  ---------------     ---------------    ---------------
  Thermo Electron Corporation (5)          8,132,506                N/A              N/A
  Marshall J. Armstrong                      168,540            147,654            2,500
  J. Timothy Corcoran                        161,031             68,339                0
  Peter O. Crisp                              36,012            100,478                0
  John N. Hatsopoulos                         60,753            671,006                0
  Donald E. Noble                             22,379             56,450            1,000
  Arvin H. Smith                               7,969            519,038                0
  All directors and current executive
    officers as a group (7 persons)          472,054          1,698,561            3,500

(1) Except as reflected in the footnotes to this table, shares of Common Stock of the Corporation and of the common stock of Thermo Electron and ThermoLyte Corporation beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power.

(2) Shares of the Common Stock beneficially owned by each director and executive officer and by all directors and executive officers as a group exclude 8,130,206 shares beneficially owned by Thermo Electron. Shares beneficially owned by Mr. Armstrong, Mr. Corcoran, Mr. Crisp, Mr. J. Hatsopoulos, Mr. Noble and all directors and executive officers as a group include 165,000, 135,500, 7,600, 40,000, 8,200 and 365,300 shares, respectively, that such person or group has the right to acquire within 60 days of November 28, 1997, through the exercise of stock options. Shares beneficially owned by Mr. Crisp, Mr. Noble and all directors and executive officers as a group include 10,319, 6,754 and 17,073 full shares, respectively, that had been allocated through November 28, 1997, to their respective accounts maintained under the Corporation's Deferred Compensation Plan for Directors. Shares beneficially owned by Mr. Armstrong include 1,120 shares held by Mr. Armstrong's spouse. Shares beneficially owned by Mr. Hatsopoulos include 1,000 shares owned by Mr. Hatsopoulos' spouse. No director or executive officer beneficially owned more than 1% of the Common Stock outstanding as of November 28, 1997, other than Mr. Armstrong, who beneficially owned 1.4%, and Mr. Corcoran, who beneficially owned 1.3%, of the Common Stock outstanding as of such date; all directors and executive officers as a group beneficially owned 3.8% of the Common Stock outstanding as of such date.

(3) Shares beneficially owned by Mr. Armstrong, Mr. Corcoran, Mr. Crisp, Mr. J. Hatsopoulos, Mr. Noble, Mr. Smith and all directors and executive officers as a group include 88,824, 62,974, 10,375, 565,435,

     10,375, 228,411 and 1,061,531 shares, respectively, that such person or group has the right to acquire within 60 days of November 28, 1997, through the exercise of stock options. Shares of the common stock of Thermo Electron beneficially owned by Mr. Armstrong, Mr. J. Hatsopoulos, Mr. Smith and all directors and executive officers as a group include 2,598, 2,036, 1,717 and 7,777 full shares, respectively, allocated to their respective accounts maintained pursuant to Thermo Electron's employee stock ownership plan, of which the trustees, who have investment power over its assets, were, as of November 28, 1997, executive officers of Thermo Electron. Shares of the common stock of Thermo Electron beneficially owned by Mr. Crisp, Mr. Noble and all directors and executive officers as a group include 45,459, 42,660 and 88,119 full shares, respectively, allocated through November 28, 1997 to their respective accounts maintained pursuant to Thermo Electron's deferred compensation plan for directors. As of November 28, 1997, no director or executive officer beneficially owned more than 1% of Thermo Electron common stock outstanding as of such date; all directors and executive officers as a group beneficially owned approximately 1.1% of the Thermo Electron common stock outstanding as of November 28, 1997.

(4) No director or executive officer beneficially owned more than 1% of the common stock of ThermoLyte outstanding as of November 28, 1997; all directors and executive officers as a group beneficially owned less than 1% of the common stock outstanding as of such date.

(5) Thermo Electron owned 68.3% of the Common Stock outstanding as of November 28, 1997. Thermo Electron's address is 81 Wyman Street, Waltham, Massachusetts 02254-9046. As of November 28, 1997, Thermo Electron had the power to elect all of the members of the Corporation's board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers and beneficial owners of more than 10% of the Common Stock, such as Thermo Electron, to file with Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Corporation's securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during fiscal 1997, except in the following instances. The Form 3 for Mr. Arvin H. Smith, a director of the Corporation, was filed 18 days late. Thermo Electron filed six Forms 4 late, by periods ranging from four days to one month, reporting a total of eight transactions, including four open market purchases of shares of Common Stock and four transactions associated with the grant and exercise of options to purchase Common Stock granted to employees under its stock option program.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table summarizes compensation for services to the Corporation in all capacities awarded to, earned by or paid to the Corporation's chief executive officer (the "named executive officer") for the last three fiscal years. No other executive officer of the Corporation met the definition of "highly compensated" within the meaning of the Securities and Exchange Commission's executive compensation disclosure rules.

     The Corporation is required to appoint certain executive officers and full-time employees of Thermo Electron as executive officers of the Corporation, in accordance with the Thermo Electron Corporate Charter. The compensation for these executive officers is determined and paid entirely by Thermo Electron. The time and effort devoted by these individuals to the Corporation's affairs is provided to the Corporation under the Corporate Services Agreement between the Corporation and Thermo Electron. Accordingly, the compensation for these individuals is not reported in the following table.


                                   Summary Compensation Table
-------------------------------------------------------------------------------------------------------------

                                                                 Long Term
                                                                Compensation
                                                                ------------
                                     Annual Compensation      Securities Underlying
      Name and            Fiscal     -------------------     Options (No. of Shares      All Other
 Principal Position        Year      Salary     Bonus          and Company) (3)       Compensation (4)
 ------------------        ----      ------     -----          ----------------       ----------------
J. Timothy Corcoran (5)    1997     $168,003    $70,000 (2)        800  (TMO)          $10,720 (6)
  President and Chief      1996     $159,010    $52,000            600  (TMO)           $6,750
  Executive Officer                                              2,000  (TBA)
                                                                 2,000  (TFG)
                                                                40,000  (TLT)
                                                                 6,000  (TOC)
                                                                 6,000  (TMQ)
                                                                 2,000  (TSR)
                                                                 4,000  (TXM)
                           1995     $145,507    $85,000         15,000  (THP)           $6,750
                                                                45,600  (TMO)
-------------------------------------------------------------------------------------------------------------

(1) Annual compensation for executive officers generally is reviewed and determined on a calendar year basis, even though the Corporation's fiscal year ends in September. The salary data presented here has been adjusted to reflect salary paid during the Corporation's fiscal year.

(2) The bonus amount represents the bonus paid for performance during the calendar year in which the Corporation's fiscal year-end occurred. As bonuses have not yet been determined for calendar 1997, the bonus amount shown for fiscal 1997 is an estimate.

(3) In addition to receiving options to purchase Common Stock of the Corporation (designated in the table as THP), and the Corporation's majority owned subsidiary ThermoLyte Corporation (designated in the table as TLT), the named executive officer has been granted options to purchase common stock of Thermo Electron and certain of its other subsidiaries as part of Thermo Electron's stock option program in his capacity as an officer of the Corporation. Options have been granted during the last three fiscal years to the named executive officer in the following Thermo Electron companies: Thermo Electron (designated in the table as TMO), Thermo BioAnalysis Corporation (designated in the table as TBA), Thermo Fibergen Inc. (designated in the table as TFG), Thermo Optek Corporation (designated in the table as TOC), ThermoQuest Corporation (designated in the table as TMQ), Thermo Sentron Inc. (designated in the table as TSR) and Trex Medical Corporation (designated in the table as TXM).

(4) Represents the amount of matching contributions made by the individual's employer on behalf of the named executive officer participating in the Thermo Electron 401(k) plan.

(5) Mr. Corcoran was appointed president of the Corporation effective April 1, 1995 and its chief executive officer effective as of October 1, 1996. Prior to April 1995, he served as a vice president of the Corporation.

(6)      In addition to a $7,125 matching contribution referred to in footnote
         (3), this amount includes $3,595 of compensation attributable to an interest-free loan provided to Mr. Corcoran pursuant to the Corporation's Stock Holding Assistance Plan. See "Relationship with Affiliates - Stock Holding Assistance Plan."

Stock Options Granted During Fiscal 1997

         The following table sets forth information concerning individual grants of stock options made by the Corporation and the other Thermo Electron companies during fiscal 1997 to the named executive officer in his capacity as an officer of the Corporation. It has not been the Corporation's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 1997.


                                          Option Grants in Fiscal 1997
---------------------------------------------------------------------------------------------------------

                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                               Percent of                               Annual Rates of Stock
                                              Total Options                            Price Appreciation for
                       Number of Securities    Granted to    Exercise                      Option Term (2)
                       Underlying Options     Employees in   Price Per   Expiration        ---------------
        Name              Granted (1)          Fiscal Year    Share         Date           5%         10%
        ----              -----------          -----------    -----         ----           --         ---
J. Timothy Corcoran        800  (TMO)           0.06% (3)     $34.20       06/03/00      $4,312      $9,056

(1) As part of Thermo Electron's stock option program, an option has been granted during fiscal 1997 to the named executive officer to purchase the common stock of Thermo Electron (designated in the table as TMO). The option granted during the fiscal year is immediately exercisable as of the end of the fiscal year. The shares acquired upon exercise are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by the Corporation or another Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. The option granted to Mr. Corcoran in fiscal 1997 has a three-year term and the repurchase rights lapse in their entirety on the second anniversary of the grant date. The granting corporation may permit the holder of the option to exercise the option and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.

(2) The amounts shown in this table represent hypothetical gains that could be achieved for the option if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the option was granted to its expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock of the granting corporation, the optionee's continued employment through the option period and the date on which the options are exercised.

(3) This option was granted under a stock option plan maintained by Thermo Electron and, accordingly, is reported as a percentage of total options granted to employees of Thermo Electron and its subsidiaries.

Stock Options Exercised During Fiscal 1997 and Fiscal Year-End Values

         The following table reports certain information regarding stock option exercises during fiscal 1997 and outstanding stock options to purchase shares of the Thermo Electron companies held at the end of fiscal 1997 by the named officer. No stock appreciation rights were exercised or were outstanding during fiscal 1997.

              Aggregated Option Exercises In Fiscal 1997 And Fiscal 1997 Year-End Option Values
---------------------------------------------------------------------------------------------------------------
                                                                                   Number of
                                                                                  Unexercised
                                                                               Options at Fiscal      Value of
                                                 Shares                             Year-End         Unexercised
                                               Acquired on        Value           (Exercisable/     In-the-Money
         Name              Company              Exercise       Realized (1)    Unexercisable) (2)      Options
         ----              -------              --------       ------------    ------------------      -------
J. Timothy Corcoran     Thermo Power               --              --              135,500 /0          $25,000 /--
                        Thermo Electron (3)        --              --               62,974 /0       $1,223,619 /--
                        Thermo BioAnalysis         --              --                2,000 /0          $13,750 /--
                        Thermo Fibergen            --              --                2,000 /0               $0 /--
                        ThermoLyte                 --              --                    0 /40,000          -- /$0 (4)
                        Thermo Optek               --              --                6,000 /0          $40,128 /--
                        ThermoQuest                --              --                6,000 /0          $36,750 /--
                        Thermo Sentron             --              --                2,000 /0             $250 /--
                        Trex Medical               --              --                4,000 /0          $16,000 /--
---------------------------------------------------------------------------------------------------------------


(1) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2) All of the options reported outstanding at the end of the fiscal year were immediately exercisable as of fiscal year-end, except the options to purchase shares of the common stock of the Corporation's majority owned subsidiary, ThermoLyte Corporation, which are not exercisable until the earlier of (i) 90 days after the effective date of the registration of that company's common stock under Section 12 of the Securities Exchange Act of 1934 and (ii) nine years after the grant date. In all cases, the shares acquired upon exercise of the options reported in the table are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by such corporation or any other Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For companies whose shares are not publicly traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date. For publicly traded companies, the repurchase rights generally lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the Corporation or another Thermo Electron company. Certain options granted as a part of Thermo Electron's stock option program have three-year terms and the repurchase rights lapse in their entirety on the second anniversary of the grant date.

(3) Options to purchase 45,000 shares of the common stock of Thermo Electron granted to Mr. Corcoran are subject to the same terms described in footnote
     (1), except that the repurchase rights of Thermo Electron generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of Thermo Electron shall be deemed to have lapsed ratably over a five-year period commencing with the fifth anniversary of the grant date.

(4) No public market existed for the shares as of November 28, 1997. Accordingly, no value in excess of the exercise price has been attributed to those options.

                  COMMITTEE REPORT ON EXECUTIVE COMPENSATION


Executive Compensation

     All decisions on compensation for the Corporation's executive officers are made by the human resources committee of the board of directors (the "Committee"). In reviewing and establishing total cash compensation and stock-based compensation for executives, the Committee follows guidelines established by the human resources committee of the board of directors of its parent corporation, Thermo Electron. The executive compensation program presently consists of annual base salary ("salary"), short-term incentives in the form of annual cash bonuses, and long-term incentives in the form of stock options.

     The Committee believes that the total compensation of executive officers should reflect the scope of their responsibilities, the success of the Corporation, and the contributions of each executive to that success. In addition, the Committee believes that base salaries should approximate the mid-point of competitive salaries derived from market surveys and that short-term and long-term incentive compensation should reflect the performance of the Corporation and the contributions of each executive.

     External competitiveness is an important element of the Committee's compensation policy. The competitiveness of the Corporation's total compensation for its executives is assessed by comparing it to market data provided by its compensation consultant and by participating in annual executive compensation surveys, primarily "Project 777," an executive compensation survey prepared by Management Compensation Services, a division of Hewitt Associates. The majority of firms represented in the Project 777 survey are included in the Standard & Poor's Index, but do not necessarily correspond to the companies included in the Corporation's peer group index, the Dow Jones Industrial Diversified Industry Group Index.

     Principles of internal equity are also central to the Committee's compensation policies. Total compensation considered for the Corporation's officers, whether cash or stock-based incentives, is also evaluated by comparing it to total compensation of other executives within the Thermo Electron organization with comparable levels of responsibility for comparably sized business units.

     Because the compensation practices of the Corporation are guided by the policies of its parent corporation, cash compensation reviews are conducted on a calendar-year basis in order to coincide with the compensation reviews conducted by the human resources committee of Thermo Electron. Thermo Electron operates on a fiscal year that ends on the Saturday nearest December 31.

     The process for determining each of the elements of the total compensation for the Corporation's officers is outlined below.

     Base Salary

     Base salaries are intended to approximate the mid-point of competitive salaries for similar organizations of comparable size and complexity to the Corporation. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographic or regional market data, industry trends or internal fairness within the Corporation and Thermo Electron. It is the Committee's intention that over time the base salaries for the chief executive officer and other named executive officers will approach the mid-point of competitive data. The salary increase in calendar 1997 for the chief executive officer generally reflects this practice of gradual increases and moderation.

     Cash Bonus

     The Committee establishes a median potential bonus for each executive by using the market data on total cash compensation from the same executive compensation surveys as used to determine salaries. Specifically, the median potential bonus plus the salary of an executive officer is approximately equal to the mid-point of competitive total cash compensation for a similar position and level of responsibility in businesses having comparable sales and complexity to the Corporation. The actual bonus awarded to an executive officer may range from zero to three times the median potential bonus. The value within the range (the bonus multiplier) is determined at the end of each year by the Committee in its discretion. The Committee exercises its discretion by evaluating each executive's performance using a methodology developed by its parent corporation, Thermo Electron, and applied throughout the Thermo Electron organization. The methodology incorporates measures of operating returns which are designed to measure profitability and contributions to shareholder value, and are measures of corporate and divisional performance that are evaluated using graphs developed by Thermo Electron intended to reward performance that is perceived as above average and to penalize performance that is perceived as below average. The measures of operating returns used in the Committee's determinations in calendar 1997 included return on net assets, growth in income, and return on sales, and the Committee's determinations also included a subjective evaluation of the contributions of each executive that are not captured by operating measures but are considered important to the creation of long-term value for the Stockholders. These measures of achievements are not financial targets that are met, not met or exceeded. The relative weighting of the operating measures and subjective evaluation varies depending on the executive's role and responsibilities within the organization.

     Stock Option Program

     The primary goal of the Corporation is to excel in the creation of long-term value for the Stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase common stock of the Corporation and other Thermo Electron companies.

     The Committee and management believe that awards of stock options to purchase the shares of both the Corporation and other companies within the Thermo Electron group of companies accomplish many objectives. The grant of options to key employees encourages equity ownership in the Corporation, and closely aligns management's interests to the interests of all the Stockholders. The emphasis on stock options also results in management's compensation being closely linked to stock performance. In addition, because they are subject to vesting periods of varying durations and to forfeiture if the employee leaves the Corporation prematurely, stock options are an incentive for key employees to remain with the Corporation long-term. The Committee believes stock option awards in its parent corporation, Thermo Electron, its subsidiary, ThermoLyte, and the other majority-owned subsidiaries of Thermo Electron, are an important tool in providing incentives for performance within the entire organization.

     In determining awards, the Committee considers the average annual value of all options to purchase shares of the Corporation and other companies within the Thermo Electron organization that vest in the next five years. (Values are established using a modified Black-Scholes option-pricing model.) Awards are reviewed annually in conjunction with the annual review of cash compensation and additional awards are made periodically as deemed appropriate. The Committee considers total compensation of executives, actual and anticipated contributions of each executive (which includes a subjective assessment by the Committee of the value of the executive's future potential within the organization), as well as the value of previously awarded options as described above, in determining option awards.

Stock Ownership Policies

     During fiscal 1996, the Committee established a stock holding policy for executive officers of the Corporation. The stock holding policy specifies an appropriate level of ownership of the Corporation's Common Stock as a multiple of the officer's compensation. For the chief executive officer, the multiple is one times his base salary and reference bonus for the calendar year. For all other executive officers, the multiple is one times the officer's base salary. The Committee deemed it appropriate to permit officers to achieve these ownership levels over a three-year period.

     In order to assist executive officers in complying with the policy, the Committee also adopted a stock holding assistance plan under which the Corporation is authorized to make interest-free loans to officers to enable them to purchase shares of the Common Stock in the open market. The loans are required to be repaid upon the earlier of demand or the fifth anniversary of the date of the loan, unless otherwise authorized by the Committee. During 1997, Mr. Corcoran, the Corporation's chief executive officer, received loans in the aggregate principal amount of $118,756.25 under this program. See "Relationship with Affiliates - Stock Holding Assistance Plan."

     The Committee also adopted a policy requiring its executive officers to hold a certain number of shares of the Corporation's Common Stock acquired upon the exercise of stock options granted by the Corporation. Under this policy, executive officers are required to hold shares of Common Stock equal to one-half of their net option exercises over a period of five years. The net option exercise is determined by calculating the number of shares acquired upon exercise of a stock option, after deducting the number of shares that could have been traded to exercise the option and the number of shares that could have been surrendered to satisfy tax withholding obligations attributable to the exercise of the option.

Policy on Deductibility of Compensation

     The Committee has also considered the application of Section 162(m) of the Internal Revenue Code to the Corporation's compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as "performance based" or is otherwise exempt from
Section 162(m). The annual cash compensation paid to individual executives does not approach the $1 million threshold, and it is believed that the stock incentive plans of the Corporation qualify as "performance based." Therefore, the Committee does not believe any further actions necessary in order to comply with Section 162(m). From time to time, the Committee will reexamine the Corporation's compensation practices and the effect of Section 162(m).

1997 CEO Compensation

     The salary and bonus of Mr. J. Timothy Corcoran are established using the same criteria as described above for all officers. In determining Mr. Corcoran's cash compensation as reported, the Committee considered as part of its subjective evaluation, among other factors, progress in achieving the Corporation's strategic growth objectives, including the completion of the acquisition of Peek plc, a traffic control company.

     Awards to Mr. Corcoran of options to purchase shares of the Corporation's Common Stock are reviewed annually and granted periodically as deemed appropriate by the Committee using criteria similar to those described above for all officers of the Corporation. No options to purchase shares of the Corporation's Common Stock were awarded to Mr. Corcoran in fiscal 1997. In addition to any stock option awards by the Committee, Mr. Corcoran may receive awards to purchase shares of the common stock of Thermo Electron or its other majority-owned subsidiaries from time to time as part of Thermo Electron's stock option program due to his position as chief executive officer of a majority-owned subsidiary of Thermo Electron. These awards are determined using an analysis similar to that used by the Committee as described above under "Stock Option Program." No options to purchase stock were awarded to Mr. Corcoran under this program in fiscal 1997. The award to purchase shares of the common stock of Thermo Electron granted to Mr. Corcoran in fiscal 1997 was made by the Thermo Electron human resources committee under a program which awards options to certain eligible employees annually based on the number of shares of the common stock of Thermo Electron held by the employee, as an incentive to buy and hold Thermo Electron stock.

                        Mr. Donald E. Noble (Chairman)
                              Mr. Peter O. Crisp

                          COMPARATIVE PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Corporation include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns for the Corporation's Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has compared its performance with the American Stock Exchange Market Value Index and the Dow Jones Industrial Diversified Industry Group Index.

     Comparison of 1992-1997 Total Return Among Thermo Power Corporation,
            the American Stock Exchange Market Value Index and the
             Dow Jones Industrial Diversified Industry Group Index
                 from September 26, 1992 to September 26, 1997





  ----------------------------------------------------------------------------
             09/26/92   10/01/93   09/30/94    09/30/95   09/28/96   09/26/97
  ----------------------------------------------------------------------------
      THP       100        134        120         208        125        113
  ----------------------------------------------------------------------------
     AMEX       100        122        121         144        150        182
  ----------------------------------------------------------------------------
     DJIDD      100        147        108         178        226        310
  ----------------------------------------------------------------------------



     The total return for the Corporation's Common Stock (THP), the American Stock Exchange Market Value Index (AMEX) and the Dow Jones Industrial Diversified Industry Group Index (DJIDD) assumes the reinvestment of dividends, although dividends have not been declared on the Corporation's Common Stock. The American Stock Exchange Market Value Index tracks the aggregate performance of equity securities of companies listed on the American Stock Exchange. The Corporation's Common Stock is traded on the American Stock Exchange under the ticker symbol "THP".

                         RELATIONSHIP WITH AFFILIATES

The Thermo Electron Corporate Charter

     Thermo Electron has adopted a strategy of selling a minority interest in subsidiary companies to outside investors as an important tool in its future development. As part of this strategy, Thermo Electron and certain of its subsidiaries have created several privately and publicly held subsidiaries. The Corporation has created ThermoLyte Corporation ("ThermoLyte") as a majority-owned subsidiary. From time to time, Thermo Electron and its subsidiaries will create other majority-owned subsidiaries as part of its spinout strategy. (The Corporation and the other Thermo Electron subsidiaries are hereinafter referred to as the "Thermo Subsidiaries.")

     Thermo Electron and each of the Thermo Subsidiaries recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries has adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that (1) all of the companies and their stockholders are treated consistently and fairly,
(2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

     To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range financial planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt or other obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo Electron or other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo Electron establishes certain internal policies and procedures applicable to members of the Thermo Group. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries.

     The Charter presently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary, including the Corporation, can withdraw from participation in the Charter upon 30 days' prior notice. In addition, Thermo Electron may terminate a subsidiary's participation in the Charter in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement and tax allocation agreement (if any) in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. In addition, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.

Corporate Services Agreement

     As provided in the Charter, the Corporation and Thermo Electron have entered into a Corporate Services Agreement (the "Services Agreement") under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, employee benefit administration, tax advice and preparation of tax returns, centralized cash management and financial and other services to the Corporation. The Corporation was assessed an annual fee equal to 1% of the Corporation's total revenues for these services in calendar 1996 and 1997. The annual fee will be reduced to 0.8% of the Corporation's total revenues in calendar 1998. The fee is reviewed annually and may be changed by mutual agreement of the Corporation and Thermo Electron. During fiscal 1997, Thermo Electron assessed the Corporation $1,210,000 in fees under the Services Agreement. Management believes that the charges under the Services Agreement are reasonable and that the terms of the Services Agreement are fair to the Corporation. For items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges the Corporation based on charges attributable to the Corporation. The Services Agreement automatically renews for successive one-year terms, unless canceled by the Corporation upon 30 days' prior notice. In addition, the Services Agreement terminates automatically in the event the Corporation ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of the Services Agreement, the Corporation will be required to pay a termination fee equal to the fee that was paid by the Corporation for services under the Services Agreement for the nine-month period prior to termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the Corporation or as required in order to meet the Corporation's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge the Corporation a fee equal to the market rate for comparable services if such services are provided to the Corporation following termination.

Miscellaneous

     From time to time, the Corporation may transact business with other companies in the Thermo Group. During fiscal 1997 these transactions included the following.

     During fiscal 1997, FES International Limited, a wholly owned subsidiary of Thermo Electron, purchased a total of $423,000 of refrigeration systems from FES, a division of the Corporation.

     As of September 27, 1997, $17,994,000 of the Corporation's cash equivalents were invested in a repurchase agreement with Thermo Electron. Under this agreement, the Corporation in effect lends excess cash to Thermo Electron, which Thermo Electron collateralizes with investments principally consisting of corporate notes, U.S. government and agency securities, money market funds, certificates of deposit and other marketable securities, in the amount of at least 103% of such obligation. The Corporation's funds subject to the repurchase agreement are readily convertible into cash by the Corporation. The repurchase agreement earns a rate based on the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

     The Corporation leases an office and laboratory facility from Thermo Electron under an agreement expiring in 2002. The rental payments made to Thermo Electron during fiscal 1997 were $170,000.

     In May 1997, the Corporation sold 420,000 shares of common stock of The Randers Group Incorporated to Thermo TerraTech Inc., a majority-owned subsidiary of Thermo Electron, in connection with Thermo TerraTech Inc.'s acquisition of a controlling interest in The Randers Group Incorporated for proceeds of $262,000, resulting in a gain of $53,000.

     The Corporation provides contract administration and other services and data processing services to certain companies affiliated with Thermo Electron, which are charged based on actual usage. For these services, the Corporation charged $105,000 in fiscal 1997 to such companies.

     In November 1997, the Corporation borrowed $160.0 million from Thermo Electron pursuant to a promissory note due in 1999 in order to finance a portion of its acquisition of Peek plc ("Peek") for approximately

$166.7 million, including related expenses. Such note bears interest at a rate equal to the 90-day Commercial Paper Composite Rate as reported by Merrill Lynch Capital Markets, plus 25 basis points and is adjusted quarterly.

     Subsequent to the Corporation's acquisition of Peek, the Corporation reached an agreement with ONIX Systems Inc., a majority-owned subsidiary of Thermo Instrument Systems Inc., to sell Peek's Field Data business, effective November 6, 1997, for $19.1 million. Thermo Instrument Systems Inc. is a majority-owned subsidiary of Thermo Electron. The Corporation expects to receive payment from ONIX Systems Inc. for the sale of the business in January 1998. The components of the sales price for the Field Data business consist of the net tangible book value of the Field Data business, goodwill, and the estimated tax liability relating to the sale. The goodwill was determined based upon a percentage of the Corporation's total goodwill associated with its acquisition of Peek, based on the aggregate 1997 revenues of the Field Data business relative to Peek's 1997 consolidated revenues.

Stock Holding Assistance Plan

     In 1996, the Corporation adopted a stock holding policy which requires its executive officers to acquire and hold a minimum number of shares of Common Stock. In order to assist the executive officers in complying with the policy, the Corporation also adopted a Stock Holding Assistance Plan under which it may make interest-free loans to certain key employees, including its executive officers, to enable such employees to purchase the Common Stock in the open market. During 1997, Mr. Corcoran received loans in the aggregate principal amount of $118,756.25 under this plan to purchase 18,000 shares. The loans to Mr. Corcoran are to be repaid upon the earlier of demand or the fifth anniversary of the date of the loan, unless otherwise authorized by the committee.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors has appointed Arthur Andersen LLP as independent public accountants for fiscal 1998. Arthur Andersen LLP has acted as independent public accountants for the Corporation since its inception in 1985. Representatives of that firm are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions. The board of directors has established an audit committee, presently consisting of two outside directors, the purpose of which is to review the scope and results of the audit.

                                  OTHER ACTION

     Management is not aware at this time of any other matters that will be presented for action at the Meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.

                              STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the 1999 Annual Meeting of the Stockholders of the Corporation must be received by the Corporation for inclusion in the proxy statement and form of proxy relating to that meeting no later than September 25, 1998.

                             SOLICITATION STATEMENT

     The cost of this solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by mail, but regular employees of the Corporation may solicit proxies personally, by telephone or by telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Corporation will reimburse such parties for their reasonable charges and expenses in connection therewith.


Waltham, Massachusetts
January 21, 1998

FORM OF PROXY

THERMO POWER CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 13, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints J. Timothy Corcoran, John N. Hatsopoulos and Melissa F. Riordan, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of Thermo Power Corporation, a Massachusetts corporation (the "Company"), to be held on Friday, March 13, 1998, at 10:00 a.m. at the executive offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02254, and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on January 14, 1998, with all of the powers the undersigned would possess if personally present at such meeting.


(IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE.)


          Please mark your
[   x   ]      votes as in this
          example.


1.  ELECTION OF DIRECTORS OF THE COMPANY (see reverse).


          FOR       [    ]          WITHHELD  [    ]


---------------------------------------
FOR all nominees listed at right, except authority to vote withheld for the following nominees (if any)

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

Nominees: Marshall J. Armstrong, J. Timothy Corcoran, Peter O. Crisp, John N. Hatsopoulos, Donald E. Noble and Arvin H. Smith.

2. In their discretion on such other matters as may properly come before the Meeting.

The shares represented by this Proxy will be voted "FOR" the nominees set forth herein if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.


SIGNATURE(S)
             ---------------------------------------
DATE
    ----------------------

Note: This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.